Letter of Intent


April 7th, 2004


Minquest Inc.
Mr. Richard Kern
4235 Christy Way
Reno, NV 89509


RE:      Gilman Property, Nevada


Dear Mr. Kern,


This letter is intended to serve an indication of the undersigned's intent relating to the proposed option purchase for the property described above (the "Property"). It is understood that this letter constitutes a non-binding expression of intent only and that any final and binding agreement shall be subject to the preparation, negotiation and execution of definitive legal documents (hereinafter the "Contract"). Subject to the foregoing limitations, it is the mutual intention and understanding of the parties that the terms and conditions of the Contract to be entered into shall include, among others, the following terms and conditions:

1.       Purchaser: American Goldfields Inc.

2.       Seller: MinQuest Inc.

3. Property: The Property to be optioned, more particularly described in surveys to be agreed upon by both parties hereto, as well as appurtenances thereto, including, but not limited to, all leases and any and all other rights, title and interests that are conveyed in similar transactions in the State of Nevada.

4.       Purchase Terms:

               a.       Payment to Minquest:                        Amount
                                                                  ----------
               b.       Upon Signing                              $10,000.00

                                          1st Anniversary         $15,000.00

                                          2nd Anniversary         $15,000.00

                                          3rd Anniversary         $15,000.00

                                          4th Anniversary         $15,000.00
                                          ----------------------------------
                                                     Total:       $70,000.00


               c. Property Expenditures:                            Amount
                                                                  ----------
                                    1st Year                      $50,000.00

                                    2nd Year                      $75,000.00

                                    3rd Year                     $100,000.00

                                    4th Year                     $100,000.00

                                    5th Year                     $125,000.00

               c.       Conditions:

                  i. Completion of the above schedule would earn American Goldfields Inc. a 100% interest in the properties subject to Minquest retaining a 3% royalty of which 2/3 can be purchased at a rate of $1,000,000 for each 1%.

                  ii.      Company will reimburse MinQuest all acquisition costs
                           associated   with  claim   staking  on  the  property
                           estimated to total $5,500.

                  iii. Company assumes future carrying costs of the property estimated at $3500 per year thereafter.

                  iv.      All figures are US Funds.

                  v. The Company agrees to use Minquest to provide on-site project management for the property at competitive commercial rates.

                  vi. The Company is interested in discussing further property options with Minquest.

5. Deposit: Within five (5) business days after the effective date of the Contract, Purchaser shall cause to be deposited with Minquest (the "Title Company") the amount of ten thousand dollars ($10,000).

6. Contract: The contract for this purchase shall be prepared within 15 days of acceptance of this Letter of Intent.

7. Title: Seller at Sellers sole cost shall provide existing title documents and a map showing the location of the claims.

8.       Closing: Closing shall be at a time agreed to by the Buyer and Seller

9. Assignment: Purchaser and Seller shall have the right to assign its rights to the Letter of Intent or the Contract.

10. Other Documentation: Seller hereby agrees that 10 days from acceptance of this Letter of Intent, it shall provide Purchaser with all studies, engineering reports, site plans, agreements, warranties and guarantees currently existing with respect to all or any part of the Property.

11. Confidentiality: Seller and its principal shareholders or partners, employees, agents and representatives will use good faith efforts to not disclose the subject matter or terms of this Letter or transaction contemplated hereby.

If the foregoing properly evidences our preliminary understanding, please indicate your approval in the space provided below and return a fully executed copy of this Letter of Intent to our attention on or before 5:00 PM EST, April 8th, 2004. In the event such approval is not received prior to expiration of such specified time period, this Letter of Intent shall expire and be of no further effect.


Very truly yours, PURCHASER:                ACCEPTED BY SELLER:



By:  /s/ Donald Neal                By:  /s/ Richard Kern
    ----------------------------        -----------------------------------

Name:             Donald Neal       Name:             Richard Kern


Company: American Goldfields Inc.   Company:Minquest Inc.


Title:            President         Title:            President


Date:             April 8th, 2004   Date:             April 8th, 2004